Smartsheet Inc. Announces First Quarter Fiscal Year 2024 Results

•First quarter total revenue grew 31% year over year to $219.9 million
•First quarter operating cash flow of $34.6 million and free cash flow of $31.3 million
•Ended the quarter with cash, cash equivalents, and short-term investments of $489.5 million

BELLEVUE, Wash. - June 7, 2023 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for modern work management, today announced financial results for its first fiscal quarter ended April 30, 2023.

“Our fiscal year is off to a solid start,” said Mark Mader, President and CEO of Smartsheet. “We continued to drive growth this quarter, exceeding our guidance on both the top and bottom line. We are seeing strong demand from our enterprise customers, who continue to choose Smartsheet to help them accomplish their mission critical work and solve their toughest problems. Looking ahead, we’re planning to expand the AI-based capabilities in our platform to help our customers unlock new, higher value work.”

First Quarter Fiscal 2024 Financial Highlights

•Revenue: Total revenue was $219.9 million, an increase of 31% year over year. Subscription revenue was $206.0 million, an increase of 33% year over year. Professional services revenue was $13.9 million, an increase of 7% year over year.

•Operating Income (Loss): GAAP operating loss was $(32.1) million, or (15)% of total revenue, compared to $(69.8) million, or (41)% of total revenue, in the first quarter of fiscal 2023. Non-GAAP operating income was $22.8 million, or 10% of total revenue, compared to non-GAAP operating loss of $(23.1) million, or (14)% of total revenue, in the first quarter of fiscal 2023.

•Net Income (Loss): GAAP net loss was $(29.9) million, compared to GAAP net loss of $(70.5) million in the first quarter of fiscal 2023. GAAP net loss per share was $(0.23), compared to GAAP net loss per share of $(0.55) in the first quarter of fiscal 2023. Non-GAAP net income was $25.0 million, compared to non-GAAP net loss of $(23.7) million in the first quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $0.19 and $0.18, compared to non-GAAP basic and diluted net loss per share of $(0.18) in the first quarter of fiscal 2023.

•Cash Flow: Net operating cash flow was $34.6 million, compared to $(5.1) million in the first quarter of fiscal 2023. Free cash flow was $31.3 million, compared to $(9.1) million in the first quarter of fiscal 2023.

First Quarter Fiscal 2024 Operational Highlights

•Calculated billings were $215.5 million, representing year-over-year growth of 20%
•Dollar-based net retention rate was 123%
•Number of all customers with annualized contract values ("ACV") of $100,000 or more grew to 1,569, an increase of 42% year over year
•Number of all customers with ACV of $50,000 or more grew to 3,343, an increase of 33% year over year
•Number of all customers with ACV of $5,000 or more grew to 18,483, an increase of 16% year over year
•Average ACV per domain-based customer increased to $8,520, an increase of 18% year over year

First Quarter Fiscal 2024 Business Highlights

•Launched Free Plan, which lets individuals and small teams get started with task and project management in Smartsheet for free
•Released new dashboard features that will make customers’ dashboards more informative, visually appealing, and on brand
•Enabled Control Center to support multiple thousands of projects, and we're on track to be able to support multiple tens-of-thousands of projects per Control Center instance by the end of the fiscal year in January
•Named to Fast Company’s annual list of the World’s Most Innovative Companies, ranking in the top ten of the Enterprise category

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the second quarter of fiscal year 2024, the Company currently expects:
•Total revenue of $228 million to $231 million, representing year-over-year growth of 22% to 24%
•Non-GAAP operating income of $7 million to $9 million
•Non-GAAP net income per share of $0.07 to $0.08, assuming diluted weighted average shares outstanding of approximately 138.5 million

For the full fiscal year 2024, the Company currently expects:
•Total revenue of $943 million to $948 million, representing year-over-year growth of 23% to 24%
•Non-GAAP operating income of $43 million to $53 million
•Non-GAAP net income per share of $0.37 to $0.44, assuming diluted weighted average shares outstanding of approximately 139.0 million
•Calculated billings year-over-year growth of 20%
•Free cash flow of $110 million

We have not reconciled free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow. Accordingly, a reconciliation of net cash from operating activities to free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on June 7, 2023. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the US). The conference ID is 7672979. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 770-2030 or +1 (647) 362-9199 (outside of the US). The dial-in replay will be available until the end of day on June 14, 2023. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the second fiscal quarter ending July 31, 2023, and the full fiscal year ending January 31, 2024, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating income (loss) as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business. We define non-GAAP net income (loss) as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income (loss). We define basic non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. If there is a non-GAAP net loss, basic and diluted loss per share are the same number as all potentially dilutive securities would have an antidilutive impact. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software). We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or prior period ACV. We then calculate the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total current period ACV by the total prior period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for modern work management. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue
Subscription	$206,001	$155,276
Professional services	13,885	13,034
Total revenue	219,886	168,310
Cost of revenue
Subscription	33,167	25,138
Professional services	12,714	12,020
Total cost of revenue	45,881	37,158
Gross profit	174,005	131,152
Operating expenses
Research and development	56,190	52,519
Sales and marketing	114,952	115,391
General and administrative	34,978	33,044
Total operating expenses	206,120	200,954
Loss from operations	(32,115)	(69,802)
Interest income	5,217	388
Other income (expense), net	(536)	(828)
Loss before income tax provision	(27,434)	(70,242)
Income tax provision	2,436	215
Net loss	$(29,870)	$(70,457)
Net loss per share, basic and diluted	$(0.23)	$(0.55)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	132,542	128,519

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2023	2022
Cost of subscription revenue	$3,459	$2,611
Cost of professional services revenue	1,910	1,477
Research and development	17,432	15,615
Sales and marketing	19,054	14,745
General and administrative	9,924	9,452
Total share-based compensation expense	$51,779	$43,900

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$294,946	$223,156
Short-term investments	194,593	233,225
Accounts receivable, net of allowances of $5,586 and $6,285, respectively	152,104	198,643
Prepaid expenses and other current assets	68,025	55,063
Total current assets	709,668	710,087
Restricted cash	189	197
Deferred commissions	129,058	121,785
Property and equipment, net	39,162	39,395
Operating lease right-of-use assets	51,123	54,278
Intangible assets, net	36,097	39,069
Goodwill	141,518	142,415
Other long-term assets	3,135	2,983
Total assets	$1,109,950	$1,110,209
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,727	$2,125
Accrued compensation and related benefits	53,106	68,347
Other accrued liabilities	28,783	27,437
Operating lease liabilities, current	19,299	19,220
Deferred revenue	453,831	457,534
Total current liabilities	556,746	574,663
Operating lease liabilities, non-current	43,372	47,564
Deferred revenue, non-current	1,530	2,195
Other long-term liabilities	337	129
Total liabilities	601,985	624,551
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of April 30, 2023 and January 31, 2023	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 132,912,458 shares issued and outstanding as of April 30, 2023; 500,000,000 shares authorized, 131,845,028 shares issued and outstanding as of January 31, 2023	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of April 30, 2023; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2023	—	—
Additional paid-in capital	1,296,364	1,243,730
Accumulated other comprehensive income (loss)	(356)	101
Accumulated deficit	(788,043)	(758,173)
Total shareholders’ equity	507,965	485,658
Total liabilities and shareholders’ equity	$1,109,950	$1,110,209

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(29,870)	$(70,457)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation expense	51,779	43,900
Depreciation and amortization	6,410	6,078
Net amortization of premiums (discounts) on investments	(2,028)	(49)
Amortization of deferred commission costs	11,429	13,077
Unrealized foreign currency loss	381	589
Non-cash operating lease costs	3,155	3,899
Other, net	872	—
Changes in operating assets and liabilities:
Accounts receivable	45,746	31,489
Prepaid expenses and other current assets	(6,981)	(13,103)
Other long-term assets	(267)	32
Accounts payable	(246)	5,688
Other accrued liabilities	1,581	5,595
Accrued compensation and related benefits	(20,552)	(23,790)
Deferred commissions	(18,701)	(15,895)
Deferred revenue	(4,452)	11,761
Other long-term liabilities	210	—
Operating lease liabilities	(3,895)	(3,867)
Net cash provided by (used in) operating activities	34,571	(5,053)
Cash flows from investing activities
Purchases of short-term investments	(62,010)	(207,274)
Maturities of short-term investments	96,885	—
Proceeds from liquidation of a long-term investment	—	622
Purchases of property and equipment	(853)	(1,691)
Proceeds from sale of property and equipment	16	94
Capitalized internal-use software development costs	(2,397)	(2,323)
Net cash provided by (used in) investing activities	31,641	(210,572)
Cash flows from financing activities
Proceeds from exercise of stock options	532	1,370
Taxes paid related to net share settlement of restricted stock units	(621)	(1,366)
Proceeds from contributions to Employee Stock Purchase Plan	5,783	6,804
Net cash provided by financing activities	5,694	6,808
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(108)	(821)
Net increase (decrease) in cash, cash equivalents, and restricted cash	71,798	(209,638)
Cash, cash equivalents, and restricted cash at beginning of period	223,757	449,680
Cash, cash equivalents, and restricted cash at end of period	$295,555	$240,042

Supplemental disclosures
Cash paid for income tax	$69	$68
Accrued purchases of property and equipment, including internal-use software	503	789
Share-based compensation expense capitalized in internal-use software development costs	803	748
Right-of-use assets obtained in exchange for new operating lease liabilities	—	4,464

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating income (loss) and operating margin

	Three Months Ended April 30,
	2023	2022

	(dollars in thousands)
Loss from operations	$(32,115)	$(69,802)
Add:
Share-based compensation expense(1)	52,200	44,228
Amortization of acquisition-related intangible assets(2)	2,709	2,483
Lease restructuring costs(3)	6	—
Non-GAAP operating income (loss)	$22,800	$(23,091)

Operating margin	(15)%	(41)%
Non-GAAP operating margin	10%	(14)%
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP to non-GAAP net income (loss)

	Three Months Ended April 30,
	2023	2022

	(in thousands)
Net loss	$(29,870)	$(70,457)
Add:
Share-based compensation expense(1)	52,200	44,228
Amortization of acquisition-related intangible assets(2)	2,709	2,483
Lease restructuring costs(3)	6	—
Non-GAAP net income (loss)	$25,045	$(23,746)

Non-GAAP net income (loss) per share, basic	$0.19	$(0.18)
Non-GAAP net income (loss) per share, diluted	$0.18	$(0.18)
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended April 30,
	2023	2022

	(in thousands)
Weighted-average shares outstanding; basic	132,542	128,519
Effect of dilutive securities:
Shares subject to outstanding common stock awards	4,186	—
Non-GAAP weighted-average shares outstanding; diluted	136,728	128,519

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended April 30,
	2023	2022

	(in thousands)
Net cash provided by (used in) operating activities	$34,571	$(5,053)
Less:
Purchases of property and equipment	(853)	(1,691)
Capitalized internal-use software development costs	(2,397)	(2,323)
Free cash flow	$31,321	$(9,067)

Reconciliation from revenue to calculated billings

	Three Months Ended April 30,
	2023	2022

	(in thousands)
Total revenue	$219,886	$168,310
Add:
Deferred revenue (end of period)	455,362	346,423
Less:
Deferred revenue (beginning of period)	459,729	334,662
Calculated billings	$215,519	$180,071

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income guidance

	Q2 FY 2024		FY 2024
	Low	High	Low	High

	(in millions)
Loss from operations	$(52.7)	$(50.7)	$(187.4)	$(177.4)
Add:
Share-based compensation expense(1)	56.0	56.0	218.0	218.0
Amortization of acquisition-related intangible assets(2)	2.7	2.7	10.9	10.9
Lease restructuring costs(3)	1.0	1.0	1.5	1.5
Non-GAAP operating income	$7.0	$9.0	$43.0	$53.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income guidance

	Q2 FY 2024		FY 2024
	Low	High	Low	High

	(in millions)
Net loss	$(50.7)	$(48.7)	$(178.4)	$(168.4)
Add:
Share-based compensation expense(1)	56.0	56.0	218.0	218.0
Amortization of acquisition-related intangible assets(2)	2.7	2.7	10.9	10.9
Lease restructuring costs(3)	1.0	1.0	1.5	1.5
Non-GAAP net income	$9.0	$11.0	$52.0	$62.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.
Smartsheet Inc.
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Aaron Turner
investorrelations@smartsheet.com

Media Contact
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